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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of The Colonial BancGroup, Inc., on Form S-8 (File No. 2-89959), Form S-8 (File No. 33-11540), Form S-8 (File No. 33-13376), Form S-8 (File No. 33-41036), Form S-8
(File No. 33-47770), Form S-8 (File No. 33-63347), Form S-8 (File No.
33-78118), Form S-8 (File No. 333-10475), Form S-8 (File No. 333-11255), Form
S-8 (File No. 333-14703), Form S-8 (File No. 333-16481), Form S-8 (File No.
333-14883), Form S-3 (File No. 33-5665), Form S-3 (File No. 33-62071), Form S-4
(File No. 333-26217) and Form S-4 (File No. 333-26537) of our report dated February 20, 1997, except for Note 2 as to which the date is March 5, 1997, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc., as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and our report dated February 20, 1997, except for Notes 1 and 2, as to which the date is April 22, 1997, on our audits of the supplemental consolidated financial statements of The Colonial
BancGroup, Inc., as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included on this Form 8-K.





Montgomery, Alabama
June 24, 1997